Exhibit 99.1

1847 HOLDINGS LLC

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1847 HOLDINGS LLC

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2020

	1847 Holdings LLC	Asien’s Appliance, Inc. January 1 to May 28, 2020	Kyle’s Custom Wood Shop, Inc. January 1 to September 30, 2020	Pro Forma Adjustments	Notes	Pro Forma Condensed
Revenue	$15,448,045	$5,154,012	$3,132,105	$(6,702,599)	(n-1)	$17,031,563
Cost of revenue	9,406,228	3,916,192	1,712,824	(2,874,792)	(n-1)	12,160,452
Gross profit	6,041,817	1,237,820	1,419,281	(3,827,807)		4,871,111
Operating expenses
Personnel costs	2,553,589	333,900	227,644	(1,818,722)	(n-1)	1,296,411
Depreciation and amortization	1,447,077	21,199	90,376	(1,270,465)	(n-1)	288,187
Fuel	378,115	-	-	(378,115)	(n-1)	-
General and administrative	4,185,442	439,185	499,540	121,978	(m-1)	3,938,134
				225,000	(m-2)
				(1,533,011)	(n-1)
Total operating expenses	8,564,223	794,284	817,560	(4,653,335)		5,522,732
Net income (loss) from operations	(2,522,406)	443,536	601,721	825,528		(651,621)
Other income (expense)
Financing costs	(205,075)	-	-	35,075	(n-1)	(170,000)
Loss on extinguishment of debt	(382,681)	-	-	96,331	(n-1)	(286,350)
Gain on sale of property and equipment	130,749	-	-	(130,749)	(n-1)	-
Interest expense	(460,559)	(3,122)	528	(6,597)	(p-1)	(326,464)
				(22,957)	(p-2)
				(86,589)	(p-3)
				(128,100)	(p-4)
				380,932	(n-1)
Other income (expense)	(24,271)	18,394	281,125	6,075	(n-1)	281,323
Total other income (expense)	(941,837)	15,272	281,653	143,421		(501,491)
Net income (loss) before income taxes	(3,464,243)	458,808	883,374	968,949		(1,153,112)
Income tax benefit (expense)	431,631	-	-	(157,702)	(a-1)	(73,771)
				(347,700)	(n-1)
Net income (loss) from continuing operations	(3,032,612)	458,808	883,374	463,547		(1,226,883)
Net income (loss) from discontinued operations	(7,171,771)	-	-	(666,860)	(n-1)	(7,838,631)

Net income (loss)	(10,204,383)	458,808	883,374	(203,313)		(9,065,514)
Less net loss attributable to non-controlling interests	(595,731)	-	-	545,610	(n-1)	(50,121)
Net loss attributable to common shareholders	$(9,608,652)	$458,808	$883,374	$(748,923)		$(9,015,393)
Deemed dividend related to issuance of preferred stock	3,051,478	-	-	-		3,051,478
Distribution – Allocation shares	5,985,000	-	-	-		5,985,000
1847 Goedeker spin-off dividend	283,257	-	-	-		283,257
Net income (loss) attributable to 1847 Holdings shareholders	$(18,928,387)	$458,808	$883,374	$(748,923)		$(18,335,128)

Net loss per common share from continuing operations: basic and diluted	$(0.82)					$(0.28)
Net loss per common share from discontinued operations: basic and diluted	$(3.16)					$(1.79)
Net loss per common share: basic and diluted	$(2.60)					$(2.06)
Weighted-average number of common shares outstanding: basic and diluted	3,692,429	169,411	525,000			4,386,840

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 1 – DESCRIPTION OF THE TRANSACTIONS

Disposition of Goedeker

On October 23, 2020, 1847 Holdings LLC (the “Company”) distributed all of the shares of 1847 Goedeker Inc. (“Goedeker”) that it held to its shareholders (the “Goedeker Disposition”). As a result of the Goedeker Disposition, Goedeker is no longer a subsidiary of the Company. The Goedeker Disposition therefore resulted in the disposition of the business and assets of Goedeker.

Disposition of Neese

On April 19, 2021, the Company entered into a stock purchase agreement with Alan Neese and Katherine Neese (the “Buyers”), pursuant to which the Company sold 550 shares of the common stock of 1847 Neese Inc. (“1847 Neese”), constituting 55% of the issued and outstanding capital stock of 1847 Neese, to the Buyers for an aggregate purchase price of $325,000 in cash (the “Neese Disposition”). As a result of the Neese Disposition, 1847 Neese is no longer a majority-owned subsidiary of the Company. The Neese Disposition therefore resulted in the disposition of the business and assets of 1847 Neese and its wholly owned subsidiary Neese, Inc. (“Neese”).

Asien’s Acquisition and Related Transactions

On March 27, 2020, the Company and 1847 Asien Inc. (“1847 Asien”), a wholly owned subsidiary of the Company, entered into a Stock Purchase Agreement (the “Asien’s Purchase Agreement”) with Asien’s Appliance, Inc. (“Asien’s”) and Joerg Christian Wilhelmsen and Susan Kay Wilhelmsen, as trustees of the Wilhelmsen Family Trust, U/D/T Dated May 1, 1992 (the “Asien’s Seller”), pursuant to which 1847 Asien agreed to acquire all of the issued and outstanding capital stock of Asien’s (the “Asien’s Acquisition”).

On May 28, 2020, 1847 Asien, the Company, Asien’s and the Asien’s Seller entered into Amendment No. 1 to the Asien’s Purchase Agreement to amend certain terms of the Asien’s Purchase Agreement. Following entry into such amendment closing of the Asien’s Acquisition was completed on the same day.

The aggregate purchase price was $1,918,000 consisting of: (i) $233,000 in cash; (ii) the issuance of an amortizing promissory note in the principal amount of $200,000; (iii) the issuance of a demand promissory note in the principal amount of $655,000; and (iv) 415,000 common shares of the Company, having a mutually agreed upon value of $830,000 and a fair value of $1,037,500, which may be repurchased by 1847 Asien for a period of one year following the closing at a purchase price of $2.50 per share.

8% Subordinated Amortizing Promissory Note

As noted above, a portion of the purchase price for the Asien’s Acquisition was paid by the issuance of a subordinated amortizing promissory note in the principal amount of $200,000 by 1847 Asien to the Asien’s Seller. Interest on the outstanding principal amount will be payable quarterly at the rate of eight percent (8%) per annum. The outstanding principal amount of the note will amortize on a one-year straight-line basis in accordance with a specified amortization schedule, with all unpaid principal and accrued, but unpaid interest being fully due and payable on May 28, 2021. The note is unsecured and contains customary events of default. The right of the Asien’s Seller to receive payments under the note is subordinated to all indebtedness of 1847 Asien to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities.

1% Demand Promissory Note

A portion of the purchase price for the Asien’s Acquisition was paid by the issuance of demand promissory note in the principal amount of $655,000 by 1847 Asien to the Asien’s Seller. The note accrued interest at a rate of one percent (1%) computed on the basis of a 360-day year. Principal and accrued interest on the note was payable 24 hours after written demand by the Seller. The note was repaid in June 2020.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Agreement of Sale of Future Receipts

On May 28, 2020, 1847 Asien and Asien’s entered into an agreement of sale of future receipts with TVT Direct Funding LLC (“TVT”), pursuant to which 1847 Asien and Asien’s agreed to sell future receivables with a value of $685,000 to TVT for a purchase price of $500,000. 1847 Asien and Asien’s agreed to deliver to TVT 20% of its weekly future receipts, or approximately $23,300, over the course of an estimated seven-month term, or such date when the above amount of receivables has been delivered to TVT. 1847 Asien used the proceeds from this sale to finance the Asien’s Acquisition. In addition to all other sums due to TVT under this agreement, 1847 Asien and Asien’s agreed to pay to TVT certain additional fees, including a one-time origination fees of $25,000, as reimbursement of costs incurred by TVT for financial and legal due diligence. The future payments under the TVT agreement were secured by a subordinated security interest in all of the tangible and intangible assets of 1847 Asien and Asien’s. This agreement was terminated in 2020.

Management Services Agreement

On May 28, 2020, 1847 Asien entered into a management services agreement (the “Asien’s Offsetting MSA”) with the Company’s manager, 1847 Partners LLC (the “Manager”). The Asien’s Offsetting MSA is an offsetting management services agreement as defined in the management service agreement, dated April 15, 2013, between the Company and the Manager (the “MSA”).

Pursuant to the Asien’s Offsetting MSA, 1847 Asien appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $75,000 or 2% of Adjusted Net Assets (as defined in the MSA); provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the management fee to be paid by 1847 Asien for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the management fee paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the management fee paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fees to be paid by the Company under the MSA with respect to such fiscal quarter, then the management fee to be paid by 1847 Asien for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the management fee paid or to be paid by 1847 Asien, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the management fees to be paid by the Company under the MSA calculated and payable with respect to such fiscal quarter.

1847 Asien shall also reimburse the Manager for all costs and expenses of 1847 Asien which are specifically approved by the board of directors of 1847 Asien, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Asien in connection with performing services under the Asien’s Offsetting MSA.

Kyle’s Acquisition and Related Transactions

On August 27, 2020, the Company and 1847 Cabinet Inc. (“1847 Cabinet”), a wholly owned subsidiary of the Company, entered into a stock purchase agreement with Kyle’s Custom Wood Shop, Inc., an Idaho corporation (“Kyle’s”), and Stephen Mallatt, Jr. and Rita Mallatt (the “Kyle’s Sellers”), pursuant to which 1847 Cabinet agreed to acquire all of issued and outstanding capital stock of Kyle’s.

On September 30, 2020, the Company, 1847 Cabinet, Kyle’s and the Kyle’s Sellers entered into addendum to the stock purchase and closing of the acquisition of all of the issued and outstanding capital stock of Kyle’s was completed (the “Kyle’s Acquisition”).

The aggregate purchase price was $6,839,792, consisting of (i) $4,389,792 in cash, (ii) an 8% contingent subordinated note in the aggregate principal amount of $1,050,000 and (iii) 700,000 common shares of the Company, having a mutually agreed upon value of $1,400,000 and a fair value of $3,675,000. The shares were issued on October 16, 2020, immediately following the record date for the Goedeker Distribution described above.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Vesting Promissory Note

As noted above, a portion of the purchase price for the Kyle’s Acquisition was paid by the issuance of a vesting promissory note by 1847 Cabinet to the Kyle’s Sellers in the principal amount of $1,050,000, which increased to a principal amount of up to $1,260,000 pursuant to the vested percentage calculation described below. Payment of the principal and accrued interest on the note is subject to vesting as described below. The note bears interest on the vested portion of principal amount at the rate of eight percent (8%) per annum. To the extent vested, the vested portion of the principal and all accrued but unpaid interest on such vested portion of the principal shall be paid in one lump sum on the last day of the thirty-sixth (36th) month following the date of the note.

The vested principal of the note due at the maturity date shall be calculated each year based on the average annual consolidated EBITDA (as defined in the note) of 1847 Cabinet for each of the years ended December 31, 2020, 2021 and 2022. The EBITDA for each year shall be divided by $1.4 million multiplied by 100 to obtain the vested percentage. The vested principal for each year shall be equal to the vested percentage for that year multiplied by $350,000. To the extent that the vested percentage for the subject year is less than 80%, no portion of the note for that year shall vest. To the extent that the vested percentage for the subject year is equal to or greater than 120%, the vested principal shall be equal to $420,000 for that year and no more.

1847 Cabinet will have the right to redeem all but no less than all of the note at any time prior to the maturity date. If 1847 Cabinet elects to redeem the note, the redemption price will be payable in cash and is equal to the then outstanding vested portion of the principal plus any remaining unvested principal amount plus accrued but unpaid interest thereon (calculated over 36 months). For purposes of this redemption calculation, the “unvested principal amount” shall be $350,000 per year.

The note contains customary events of default. The right of the Kyle’s Sellers to receive payments under the note is subordinated to all indebtedness of 1847 Cabinet, whether outstanding as of the closing date or thereafter created, to banks, insurance companies and other financial institutions or funds, and federal or state taxation authorities.

Management Services Agreement

On August 21, 2020, 1847 Cabinet entered into a management services agreement (the “Cabinet Offsetting MSA”) with the Manager. The Cabinet Offsetting MSA has the same terms as the Asien’s Offsetting MSA.

NOTE 2 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined statement of operations for the year ended December 31, 2020 combines the historical statement of operations of the Company with the historical statement of operations of Asien’s and Kyle’s and reflects the Neese Disposition and the Goedeker Disposition. The unaudited pro forma combined statement of operations for the year ended December 31, 2020 was prepared as if these transactions had occurred on January 1, 2020.

The historical financial information is adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the combined statement of operations, expected to have a continuing impact on the combined results.

The Company accounted for the Asien’s Acquisition and the Kyle’s Acquisition in the unaudited pro forma combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations”.  In accordance with ASC 805, the Company used its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the acquisition date.  Goodwill as of the acquisition dates is measured as the difference of fair value of the net tangible assets and identifiable assets acquired over the purchase consideration.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Pursuant to ASC Topic 205-20, “Presentation of Financial Statements - Discontinued Operations,” the results of operations from 1847 Neese and Goedeker for the year ended December 31, 2020 have been classified as discontinued operations as part of the unaudited pro forma combined statement of operations presented herein. ASC 360-10-45-9 requires that a long-lived asset (disposal group) to be sold shall be classified as held for sale in the period in which a set of criteria have been met, including criteria that the sale of the asset (disposal group) is probable and actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. For the Goedeker Disposition, these criteria were achieved on September 10, 2020, when the board approved the Goedeker Disposition, and subsequently on October 23, 2020, when the Company completed the Goedeker Disposition. These criteria were achieved in March 2021 for the Neese Disposition, when the parties agreed to the Neese Disposition, and subsequently on April 19, 2021, when the Neese Disposition was completed. Therefore, the results of operations from 1847 Neese were classified as discontinued operations in the Company’s previously reported financial statements as of March 31, 2021 and for the three months then ended, so the Company is not providing a balance sheet or statement of operations for March 31, 2021 in these unaudited pro forma combined financial statements.

The unaudited pro forma combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the transactions described herein occurred on the dates assumed, nor are the necessarily indicative of future consolidated results of operations or financial position.

The Company expects to incur costs and realize benefits associated with integrating the operations of the Company and Asien’s and Kyle’s.  The unaudited pro forma combined financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies.  The unaudited pro forma combined statement of operations does not reflect any non-recurring charges directly related to the Asien’s Acquisition and the Kyle’s Acquisition that the combined companies incurred upon completion of the Asien’s Acquisition and the Kyle’s Acquisition.

NOTE 3 – PURCHASE PRICE CONSIDERATION

Asien’s

The fair value of the purchase consideration issued to the Asien’s Seller was allocated to the net tangible assets acquired. The Company accounted for the Asien’s Acquisition as the purchase of a business under generally accepted accounting principles in the United States of America (“GAAP”) under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $1,182,925. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The table below shows analysis for the Asien’s Acquisition:

Purchase Consideration at fair value:
Common shares	$1,037,500
Notes payable	855,000
Due to seller	233,000
Amount of consideration	$2,125,500

Assets acquired and liabilities assumed at fair value
Cash	$1,501,285
Accounts receivable	235,746
Inventories	1,457,489
Other current assets	41,427
Property and equipment	157,052
Customer related intangibles	462,000
Marketing related intangibles	547,000
Accounts payable and accrued expenses	(280,752)
Customer deposits	(2,405,703)
Notes payable	(509,272)
Other liabilities	(23,347)
Net assets acquired	$1,182,925

Total net assets acquired	$1,182,925
Consideration paid	2,125,500
Goodwill	$942,575

The estimated useful life remaining on the property and equipment acquired is 5 to 13 years.

Kyle’s

The fair value of the purchase consideration issued to the Kyle’s Sellers was allocated to the net tangible assets acquired. The Company accounted for the Kyle’s Acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $3,516,530. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The table below shows an analysis for the Kyle’s Acquisition:

Purchase consideration at fair value:
Common shares	$3,675,000
Notes payable	498,979
Due to seller	4,389,792
Amount of consideration	$8,563,771

Assets acquired and liabilities assumed at fair value
Cash	$130,000
Accounts receivable	385,095
Costs in excess of billings	122,016
Other current assets	13,707
Property and equipment	200,737
Customer related intangibles	2,727,000
Marketing related intangibles	294,000
Accounts payable and accrued expenses	(263,597)
Billings in excess of costs	(43,428)
Other liabilities	(49,000)
Net tangible assets acquired	$3,516,530

Total net assets acquired	$3,516,530
Consideration paid	8,563,771
Goodwill	$5,047,241

The estimated useful life remaining on the property and equipment acquired is 3 to 7 years.

NOTE 4 – PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

Acquisition

(a-1) Upon the acquisition by the Company, the taxable income and losses from Asien’s and Kyle’s will be included with the Company’s future corporate income tax filings.

Management Services Agreements

(m-1) Reflects an annualized management fee paid by 1847 Asien to the Manager for the period January 1, 2020 to May 28, 2020.

(m-2) Reflects an annualized management fee paid by 1847 Cabinet to the Manager for the period January 1, 2020 to September 30, 2020.

Neese disposition

(n-1) Reflects the disposition of Neese as a discontinued operation for the year ended December 31, 2020.

Promissory Notes

(p-1) Reflects the interest expense resulting from the 8% promissory note annualized interest for the period January 1, 2020 to May 28, 2020.

(p-2) Reflects the interest expense resulting from the 1% promissory note annualized interest for the period January 1, 2020 to May 28, 2020.

(p-3) Reflects the interest expense resulting from the TvT Direct Funding, LLC agreement amortized interest for the period January 1, 2020 to May 28, 2020.

(p-4) Reflects the interest expense and debt discount resulting from the vesting promissory note for the period January 1, 2020 to September 30, 2020.